UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): November 30, 2011

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53173	80-0145732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Broadway, 6th Floor

Cambridge, MA 02139

(Address of principal executive offices) (Zip Code)

(617) 551-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	Resignation of C. Richard Edmund Lyttle as President, Chief Executive Officer and Director

On November 30, 2011, Radius Health, Inc. (the “Company”) and C. Richard Edmund Lyttle entered into a Transition Agreement (the “Transition Agreement”) providing for the resignation of Dr. Lyttle as the Company’s President and Chief Executive Officer and as a member of the Company’s Board of Directors (the “Board”), and the appointment of Dr. Lyttle as the Company’s Chief Scientific Officer, each as more fully described in Item 5.02(c) below, effective as of December 5, 2011 (the “Transition Date”).  Dr. Lyttle’s resignation as a member of the Board did not involve any disagreement with the other Board members or with other members of the Company’s management.

(c) and (d)	Appointment of Michael S. Wyzga as Director, President and Chief Executive Officer

On December 1, 2011, the Board appointed Michael S. Wyzga, age 56, to the Board and as the Company’s President and Chief Executive Officer, effective as of the Transition Date.

Prior to his appointment with the Company, Mr. Wyzga served in various senior management positions at Genzyme Corporation (“Genzyme”), a global biotechnology company.  Mr. Wyzga joined Genzyme in February 1998 and most recently served as Executive Vice President, Finance from May 2003 until November 2011 and as Chief Financial Officer of Genzyme from July 1999 until November 2011.  Mr. Wyzga also served as a director of Altus Pharmaceuticals Inc. from May 2004 until November 2009.  The Company believes Mr. Wyzga’s qualifications to sit on its Board include his extensive operational knowledge of, and executive level management experience in, the pharmaceutical industry and his significant financial experience.

There are no family relationships between Mr. Wyzga and any executive officers, directors, or other employees of the Company. Mr. Wyzga has no material interests in any transactions or proposed transactions with the Company.

Pursuant to a letter agreement (the “Employment Agreement”) between the Company and Mr. Wyzga, dated as of December 1, 2011, Mr. Wyzga will serve as the Company’s Chief Executive Officer effective December 5, 2011.  Pursuant to the terms of the Employment Agreement, the Company has agreed during the term of Mr. Wyzga’s employment to nominate him for election as a member of the Board.

The Employment Agreement provides for an initial base salary of $500,000 and the opportunity to earn an annual cash incentive award based on performance with a target value equal to 50% of Mr. Wyzga’s annual base salary. In addition, Mr. Wyzga will be eligible to receive a one-time special bonus ranging from 25% to 50% of his annual base salary based upon the attainment of certain milestones relating to the Company’s consummation of a successful financing transaction.  Subject to approval by the Board, the Employment Agreement entitles Mr. Wyzga to the award of an option to purchase up to 1,530,000 shares of the Company’s common stock at a price per share equal to the fair market value of the Company’s common stock on the date of grant.  The option will be fully unvested as of the date of grant and will be eligible to vest as to 25% of the underlying shares on the first anniversary of Mr. Wyzga’s hire date and as to 6.25% quarterly thereafter.

If Mr. Wyzga’s employment is terminated by the Company without cause or due to Mr. Wyzga’s resignation for good reason, then subject to his executing a general release of claims, Mr. Wyzga will be entitled to receive (i) base salary continuation payments for 12 months, (ii) payment of, or reimbursement for, continued medical care premiums for 12 months and (iii) the annual bonus that he would have earned if he remained employed through the end of the year in which his termination occurs, based upon actual performance as determined by the Board.  If Mr. Wyzga’s employment is terminated without cause or due to Mr. Wyzga’s resignation for good reason within 12 months following a change in control of the Company, then subject to his executing a general release of claims, Mr. Wyzga will be entitled to receive the severance benefits described in clauses (i) and (ii) of the preceding sentence and, in addition, (a) payment of his target annual bonus for the year in which termination occurs and (b) accelerated vesting of all outstanding Company equity awards.

During his employment and for 12 months thereafter, Mr. Wyzga has agreed to be subject to restrictions limiting his competing with the Company, including by soliciting its customers or hiring or soliciting its employees.  Mr. Wyzga has also agreed not to disclose the Company’s confidential information and to assign certain inventions to the Company.

The foregoing description is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Appointment of C. Richard Edmund Lyttle as Chief Scientific Officer

Pursuant to the Transition Agreement and in connection with Dr. Lyttle’s appointment as Chief Scientific Officer, Dr. Lyttle will continue to receive his base annualized salary at the rate in effect as of immediately prior to the effective date of the Transition Agreement.  Dr. Lyttle’s employment as Chief Scientific Officer under the Transition Agreement will be for a period commencing on the Transition Date and ending on June 1, 2012.  Dr. Lyttle will remain eligible to receive his annual bonus for calendar year 2011 at the levels previously established for such bonus by the Board and communicated to Dr. Lyttle, subject to and in accordance with the applicable bonus plans and policies of the Company. Dr. Lyttle will be eligible to earn for calendar year 2012 a discretionary cash performance bonus under the Company’s bonus plan or program applicable to senior executives based on a target bonus amount equal to forty 40% of Dr. Lyttle’s annualized base salary, but with the actual amount of any such bonus being determined on the basis of the attainment of Company performance metrics and/or individual performance objectives, in each case, as established and approved by the Board in its sole discretion.

In the event Dr. Lyttle’s employment is terminated (i) due to his death prior to March 1, 2012 or (ii) for any reason other than for cause after March 1, 2012 (including automatic termination on June 1, 2012), (y) Dr. Lyttle will be entitled to receive his 2012 bonus, pro rated based on the number of days in the calendar year through the date of termination of his employment and (z) any vested and outstanding options to purchase shares of the Company’s common stock held by Dr. Lyttle on such date will remain exercisable until the later to occur of (1) the first anniversary of the date of termination of his employment or (2) the date that is 30 days after the date on which the Company’s common stock first becomes listed on a national stock exchange, subject in each case to Dr. Lyttle’s execution of a release of claims contemplated by the Transition Agreement.

The foregoing description is qualified in its entirety by reference to the Transition Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

(e)	Material Compensatory Agreements

Reference is made to descriptions of the Employment Agreement with Mr. Wyzga and the Transition Agreement with Dr. Lyttle in Item 5.02(c) above.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

See the Exhibit Index, which immediately follows the signature page hereof and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2011

Radius Health, Inc.

	By:	/s/ B. Nicholas Harvey
Name: B. Nicholas Harvey
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Letter Agreement, dated as of December 1, 2011, by and between the Company and Michael S. Wyzga.

10.2	Transition Agreement, dated as of November 30, 2011, by and between the Company and C. Richard Edmund Lyttle.